                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           VALLEY NATIONAL BANCORP
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                           VALLEY NATIONAL BANCORP
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            VALLEY NATIONAL BANCORP
                                1445 VALLEY ROAD
                            WAYNE, NEW JERSEY 07470
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                      TO BE HELD THURSDAY, MARCH 23, 1995
                            ------------------------

     Notice is hereby given that the Annual Meeting of Shareholders of Valley National Bancorp (the "Corporation") will be held at the Radisson Hotel, 690 Route 46 East, Fairfield, New Jersey, on Thursday, March 23, 1995 at 3:00 p.m. for the purpose of considering and voting upon the following matters:

          1. The election of the 16 persons named in the accompanying Proxy Statement to serve as directors of the Corporation for the ensuing year.

          2. Such other business as shall properly come before the Meeting.

     Shareholders of record at the close of business on February 17, 1995 are entitled to notice of and to vote at the meeting. Whether or not you contemplate attending the Meeting, it is suggested that the enclosed proxy be executed and returned to the Corporation. You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Corporation a later dated proxy or by delivering a written notice of revocation to the Corporation prior to or at the Meeting.

                                            By Order of the Board of Directors

                                            Gerald H. Lipkin
                                            Chairman of the Board

March 1, 1995

                            VALLEY NATIONAL BANCORP
                                1445 VALLEY ROAD
                            WAYNE, NEW JERSEY 07470
                            ------------------------

                                PROXY STATEMENT
                              DATED MARCH 1, 1995
                            ------------------------

                      GENERAL PROXY STATEMENT INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Valley National Bancorp (the "Corporation" or the "Company") of proxies for use at the Annual Meeting of Shareholders of the Corporation to be held at the Radisson Hotel, 690 Route 46 East, Fairfield, New Jersey, on Thursday, March 23, 1995, at 3:00 p.m. local time. This Proxy Statement is first being mailed to shareholders on approximately March 1, 1995.

OUTSTANDING SECURITIES AND VOTING RIGHTS

     The record date for determining shareholders entitled to notice of and to vote at the Annual Meeting is February 17, 1995. Only shareholders of record as of that date will be entitled to notice of, and to vote at, the Annual Meeting.

     On the record date 28,843,158 shares of common stock, no par value, were outstanding and are eligible to be voted at the Annual Meeting. Each share of stock is entitled to one vote.

     All shares represented by valid proxies received pursuant to this solicitation will be voted in favor of the election of the 16 nominees for director who are named in this Proxy Statement, unless the shareholder specifies a different choice by means of his proxy or revokes the proxy prior to the time it is exercised. Should any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their discretion unless the shareholder otherwise specifies in the proxy.

     At the meeting, inspectors of election will tabulate both ballots cast by shareholders present and voting in person, and votes cast by proxy. Under applicable state law and the Corporation's certificate of incorporation and bylaws, abstentions and broker non-votes are counted for purposes of establishing a quorum but otherwise do not count. Generally, the approval of a specified percentage of shares voted at a shareholder meeting is required to approve a proposal and thus abstentions and broker non-votes have no effect on the outcome of a vote. At the Annual Meeting, a plurality of the shares voted is required to elect a director. Where state law or the Corporation's certificate of incorporation or bylaws require that the matter voted upon be approved by a specified percentage of the outstanding shares, then abstentions and broker non-votes have the same effect as negative votes.

REVOCABILITY OF PROXIES

     Any shareholder giving a proxy has the right to attend and vote at the Annual Meeting in person. A proxy may be revoked prior to the Annual Meeting by delivery to the Corporation prior to the Meeting of a later dated proxy or by delivery of a written revocation to Alan D. Eskow, Secretary of the Corporation, at the administrative headquarters of the Corporation, 1445 Valley Road, Wayne, New Jersey 07470, if it is received prior to the Meeting. A proxy may be revoked at the Annual Meeting by filing a later-dated proxy or a written notice of such revocation with the Secretary of the Meeting prior to the voting of such proxy.

SOLICITATION OF PROXIES

     This proxy solicitation is being made by the Board of Directors of the Corporation and the cost of the solicitation will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, directors and employees of the Corporation who will not be specially compensated for such solicitation activities. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons and the Corporation will reimburse such persons for their reasonable expenses incurred in that connection.

                             ELECTION OF DIRECTORS

     The Corporation's by-laws authorize a minimum of 5 and a maximum of 25 directors, but leave the exact number to be fixed by the Board of Directors. The Board has fixed the number of directors at 16.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the 16 persons named below (unless the shareholder otherwise directs). If, for any reason, any nominee becomes unavailable for election, the proxies solicited by the Board of Directors will be voted for such substitute nominees as are selected by the Board of Directors unless the Board has reduced its membership prior to the Meeting. The Board has no reason to believe that any of the named nominees is not available or will not serve if elected.

     Each candidate for director has been nominated to serve a one year term until the 1996 Annual Meeting of the Corporation and thereafter until his successor shall have been duly elected and shall have qualified. The following table sets forth the names and ages of the Board's nominees for election, the nominees' position with the Corporation (if any), the principal occupation or employment of each nominee for the past five years and the period during which each nominee has served as a director of the Corporation. The nominee's prior service as a director includes prior service as a director of Valley National Bank (the "Bank") prior to the formation of the holding company.

         NAME, AGE AND POSITION                   PRINCIPAL OCCUPATIONS DURING          DIRECTOR
            WITH CORPORATION                            PAST FIVE YEARS                  SINCE
- ----------------------------------------  --------------------------------------------  --------
Andrew B. Abramson, 41..................  President and Chief Executive Officer, The      1994
                                          Value Group, Inc. (real estate development
                                          and property management firm)
Pamela Bronander, 38....................  Executive Vice President, Scandia Packaging     1993
                                          Machinery Co. (designs & builds packaging
                                          machinery)
Joseph Coccia, Jr., 65..................  Coccia Realty, Inc. (real estate brokers);      1986
                                          previously, Coccia Insurance Associates,
                                          Inc. (insurance brokers)
Austin C. Drukker, 61...................  President, Press Publications, Inc.             1973
                                          (newspaper); adjunct professor, Montclair
                                          State College; formerly President-Publisher,
                                          The Herald-News (newspaper)
Thomas P. Infusino, 73..................  Chairman and Chief Executive Officer,           1973
                                          Wakefern Food Corp. (supermarket
                                          distribution centers); also President,
                                          Nutley Park ShopRite (supermarket)
Gerald Korde, 51........................  President, Birch Lumber Company, Inc.           1989
                                          (wholesale and retail lumber distribution
                                          company)
Gerald H. Lipkin, 54
  Chairman and Chief Executive
  Officer...............................  Chairman and Chief Executive Officer of the     1986
                                          Corporation and the Bank
Robert L. Marcalus, 74..................  Chairman and Chief Executive Officer, Marcal    1967
                                          Paper Mills, Inc. (paper products
                                          manufacturer and distributor)

         NAME, AGE AND POSITION                   PRINCIPAL OCCUPATIONS DURING          DIRECTOR
            WITH CORPORATION                            PAST FIVE YEARS                  SINCE
- ----------------------------------------  --------------------------------------------  --------
Robert E. McEntee, 62...................  Management Consultant; formerly, President,     1979
                                          Russ Berrie and Company, Inc. (marketer of
                                          gift items)
Sam P. Pinyuh, 62
  Executive Vice President..............  Executive Vice President of the Corporation     1990
                                          and the Bank; formerly First Senior Vice
                                          President of the Corporation and the Bank
Robert Rachesky, 66.....................  Chairman, Fujicolor Photo Services, Inc.        1982
                                          (photo developing and supply company);
                                          formerly President, Union Photo Co. (photo
                                          developing and supply company)
Barnett Rukin, 54.......................  Chairman and Chief Executive Officer, Hudson    1991
                                          Transit Lines, Inc. (operator of Short Line
                                          Bus Company)
Peter Southway, 60
  President and Chief Operating
  Officer...............................  President and Chief Operating Officer of the    1978
                                          Corporation and the Bank
Richard F. Tice, 65.....................  Partner, Tice Farms (farming and real           1982
                                          estate)
Leonard Vorcheimer, 52..................  Principal, L.J.V. Enterprises (investment       1992
                                          concern); formerly Vice President, Kings
                                          Supermarkets, Inc.
Joseph L. Vozza, 65.....................  President, Joseph L. Vozza Administrative       1982
                                          Services, Inc. (insurance consultant/
                                          administrator); formerly President, Joseph
                                          L. Vozza Agency, Inc. (insurance broker);
                                          and President, Public Entity Risk Management
                                          Administration Corp. (administrator of self
                                          insurance pools for public entities)

     Consistent with the Corporation's retirement policy, director Rubin Rabinowitz is not standing for election in 1995. Andrew Abramson was appointed as a director in December 1994.

     Robert L. Marcalus is a director of Delaware Otsego Corp., a publicly traded company. Except for Mr. Marcalus, no other director of the Corporation is also a director of any company registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") or any company registered as an investment company under the Investment Company Act of 1940.

     Peter Southway is the father of Peter John Southway. Both are executive officers of the Corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Corporation held 13 meetings during 1994. All the directors of the Corporation also serve as directors of the Bank.

     The Corporation has a standing Audit and Examining Committee. The Committee reviews significant audit and accounting principles, policies and practices, meets with the internal auditors of the Bank, reviews the report of the annual directors' examination of the Corporation conducted by the outside auditors, and reviews examination reports and other reports of federal regulatory agencies. The Committee consists of the following directors: Messrs. Rachesky (Chairman), Drukker, Korde, McEntee, Tice and Vorcheimer. The Committee met five times during 1994.

     The Corporation also maintains standing Nominating and Personnel and Compensation committees. The Personnel and Compensation Committee (the "Committee") sets general compensation levels for all officers and employees of the Corporation and the Bank and sets specific compensation for executive officers. The

Committee also administers the Long-Term Incentive Plan and makes awards thereunder. The Committee, which met seven times in 1994, consists of Messrs. McEntee (Chairman), Marcalus (Vice Chairman), Drukker, Korde and Rachesky.

     The Nominating Committee is responsible for nominating directors to serve on the board of directors of the Corporation and the Bank. The Nominating Committee, which met once during 1994, consists of Messrs. Infusino (Chairman), Coccia, Drukker, Korde, Lipkin, Marcalus, Rabinowitz and Rachesky.

     During 1994 each director attended at least 75% or more of the meetings of the Board of Directors of the Corporation and of each committee of the Board on which such director served.

                         STOCK OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS

     The following table sets forth information concerning the beneficial ownership of the Corporation's common stock, without par value, as of January 31, 1995, by each director, by each executive officer of the Corporation for whom individual information is required to be set forth in this Proxy Statement under rules of the Securities and Exchange Commission (the "Named Officers"), and by directors and all executive officers as a group. The Corporation knows of no person or group which beneficially owns 5% or more of the Corporation's common stock.

                                                                NUMBER OF SHARES            PERCENT
                 NUMBER OF BENEFICIAL OWNER                   BENEFICIALLY OWNED(1)       OF CLASS(2)
- ------------------------------------------------------------  ---------------------       -----------
Directors and Named Officers:
Andrew B. Abramson..........................................           43,707(3)              0.15%
Pamela Bronander............................................            4,543(4)              0.02
Joseph Coccia, Jr. .........................................          164,621(5)              0.56
Austin C. Drukker...........................................           60,816(6)              0.21
Robert Farrell..............................................            9,371(7)              0.03
Thomas P. Infusino..........................................          135,169(8)              0.46
Gerald Korde................................................          580,518(9)              1.96
Gerald H. Lipkin............................................          139,393(10)             0.47
Robert L. Marcalus..........................................          277,941(11)             0.94
Robert E. McEntee...........................................           34,505(12)             0.12
Sam P. Pinyuh...............................................           54,920(13)             0.19
Rubin Rabinowitz............................................          153,026(14)             0.52
Robert Rachesky.............................................          166,759(15)             0.56
Barnett Rukin...............................................           10,356(16)             0.04
Peter Southway..............................................          108,504(17)             0.37
Peter John Southway.........................................           14,750(18)             0.05
Richard F. Tice.............................................          116,784(19)             0.40
Leonard Vorcheimer..........................................           16,158                 0.06
Joseph L. Vozza.............................................           27,464(20)             0.09
Directors and Executive Officers as a group (25 persons)....        2,168,483(21)             7.33

NOTES

 (1) Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person.

 (2) The number of shares of common stock used in calculating the percentage of the class owned includes 28,838,798 shares of common stock outstanding as of January 31, 1995, 567,194 shares purchasable pursuant to warrants which are immediately exercisable, and 189,514 shares purchasable pursuant to options exercisable within 60 days of January 31, 1995.

 (3) This total includes 1,645 shares held by Mr. Abramson's wife, 3,048 shares held by his wife in trust for his children, and 14,391 shares held by two family trusts for which Mr. Abramson is trustee.

 (4) This total includes 410 shares held in custody for children and 2,227 shares held by a trust for which Ms. Bronander is co-trustee.

 (5) This total includes 152,812 shares held by Mr. Coccia jointly with his wife, 18 shares held by a corporation co-owned by Mr. Coccia, 10,007 shares held by a family foundation and 1,784 shares purchasable pursuant to warrants which are immediately exercisable.

 (6) This total includes 12,445 shares held by a trust for which Mr. Drukker is a trustee and of which he is a beneficiary, 440 shares in trust for his children and 2,150 shares held by a family foundation.

 (7) This total includes 748 shares held in a self-directed IRA for Mr. Farrell's wife, 1,377 shares held in a self-directed IRA for Mr. Farrell, 275 shares held in custody for Mr. Farrell's son, 1,563 restricted shares and 2,585 shares purchasable pursuant to stock options exercisable within 60 days, but not the 7,440 shares potentially available in the future by exercise of his qualified stock options not exercisable within 60 days of January 31, 1994.

 (8) This total includes 15,499 shares held in the name of Mr. Infusino's wife.

 (9) This total includes 88,996 shares held in the name of Mr. Korde's wife, 17,492 shares held jointly with his wife, 177,475 shares held by his wife as custodian for his children, 86,313 shares held by a trust for which Mr. Korde is a trustee and 54,596 shares held by a profit sharing plan which Mr. Korde controls.

(10) This total includes 29,764 shares held in the name of Mr. Lipkin's wife, 2,378 shares held jointly with his wife, 3,355 shares held jointly with his brother, 4,753 shares held by self-directed IRA plans in which Mr. Lipkin and his wife are beneficiaries and 3,872 shares held by a family foundation. This total also includes Mr. Lipkin's 15,056 restricted shares and 26,901 shares purchasable pursuant to options exercisable within 60 days, but not the 38,713 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of January 31, 1995.

(11) This total includes 51,672 shares held in the name of Mr. Marcalus' wife and 134,062 shares held by a corporation which Mr. Marcalus controls and to which he is a major stockholder. Mr. Marcalus disclaims beneficial ownership of his wife's shares.

(12) This total includes 32,930 shares held jointly with Mr. McEntee's wife and 1,575 shares held by Mr. McEntee in a self-directed Keogh plan.

(13) This total includes 12,705 shares held jointly with Mr. Pinyuh's wife, 2,000 shares held in a family foundation, 3,603 restricted shares and 21,569 shares purchasable pursuant to options exercisable within 60 days, but not the 13,915 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of January 31, 1995.

(14) This total includes 23,047 shares held in the name of Mr. Rabinowitz's wife and 32,560 shares held by a trust of which Mr. Rabinowitz is co-trustee under a will. Mr. Rabinowitz disclaims beneficial ownership of his wife's shares.

(15) This total includes 6,496 shares held by Mr. Rachesky's wife, 22,591 shares held by self-directed IRA plans and 72,671 shares held by an annuity trust for which Mr. Rachesky is co-trustee.

(16) This total includes 5,565 shares held by Mr. Rukin's wife as custodian for their children and 1,661 shares held by a private foundation of which Mr. Rukin is an officer.

(17) This total includes 7,509 shares held in the name of Mr. Southway's wife, 2,500 shares held in a family foundation and 2,343 shares held in self-directed IRA plans. This total also includes Mr. Southway's 10,588 restricted shares and 26,083 shares purchasable pursuant to options exercisable within 60 days, but not the 28,910 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of January 31, 1995.

(18) This total includes 308 shares held by Mr. Southway as custodian for his child, 2,012 restricted shares and 8,661 shares purchasable pursuant to stock options exercisable within 60 days, but not the 9,353 shares potentially available in the future by exercise of his stock options exercisable within 60 days of January 31, 1995.

(19) This total includes 36,237 shares held jointly with Mr. Tice's wife and 22,000 shares owned by a partnership of which Mr. Tice is a general partner.

(20) This total includes 3,000 shares held by a family foundation.

(21) This total includes 49,178 shares owned by six executive officers who are not directors or Named Officers, which total includes 8,018 shares purchasable pursuant to options exercisable within 60 days. The total does not include 345,681 shares held by the Bank's trust department over which the Bank may have the right to exercise voting or investment discretion. Since some directors serve on the Bank's trust committee or as trustees of its pension plan, it may be argued that such directors have beneficial ownership of such shares. However, the directors disclaim beneficial ownership of such shares.

                             EXECUTIVE COMPENSATION

GENERAL

     Executive compensation is described below in the tabular format mandated by the Securities and Exchange Commission (the "SEC"). The letters in parentheses under each column heading are the letters designated by the SEC for such columns, and are provided to make inter-company comparisons easier. The absence of any column designated by the SEC means that no compensation was paid or earned which would be required to be described in such column.

SUMMARY COMPENSATION TABLE

     The following table summarizes all compensation earned in the past three years for services performed in all capacities for the Corporation and its subsidiaries with respect to the Named Officers.

                           SUMMARY COMPENSATION TABLE

                                                           LONG TERM COMPENSATION
                                                    ------------------------------------
                                                                   AWARDS
                             ANNUAL COMPENSATION    ------------------------------------
         (A)                 --------------------         (F)                (G)
      NAME AND                                        RESTRICTED          SECURITIES              (I)
      PRINCIPAL        (B)      (C)        (D)           STOCK            UNDERLYING           ALL OTHER
      POSITION        YEAR   SALARY($)   BONUS($)   AWARD(S)(1)($)    OPTIONS/SARS(2)(#)   COMPENSATION(3)($)
- --------------------- -----  ---------   --------   ---------------   ------------------   ------------------
Gerald H. Lipkin,      1994   410,000    315,000        143,110             16,500                9,240
CEO of the             1993   390,000    325,000        143,093             21,655                7,075
Corporation            1992   370,440    250,000         90,000             20,625               10,950
Peter Southway,        1994   368,000    241,000        100,177             11,000                9,240
President of the       1993   350,000    250,000        105,437             15,125                7,075
Corporation            1992   330,440    170,000         60,000             20,625                8,705
Sam P. Pinyuh,         1994   200,000     62,000         28,622              5,225                5,538
Executive Vice         1993   190,000     65,000         30,125              6,875                5,340
President of the       1992   180,396     46,000         30,000             10,312                6,970
Corporation
Peter John Southway,   1994   135,000     35,000          9,900              3,000                3,894
First Senior Vice      1993   125,000     35,000         12,750              3,300                3,750
President of the Bank  1992   110,242     30,000         14,250              2,750                4,318
Robert Farrell, First  1994   135,000     30,000          9,900              1,500                3,894
Senior Vice President  1993   125,000     25,000         12,750              3,000                3,750
of the Bank            1992   110,242     30,000         14,250              2,500                3,317

NOTES:

(1) All restricted stock awards lapse at the rate of 20% per year commencing with the first anniversary from the date of grant. Dividends are credited on restricted stock at the same time and in the same amount as dividends paid to all other common shareholders. Credited dividends are accumulated and are subject to the same restrictions as the underlying restricted stock. The restricted stock awards are made pursuant to the Valley National Bancorp Long-Term Stock Incentive Plan (the "Plan"). Upon a "change in control" as defined in the Plan, all restrictions on shares of restricted stock will lapse. Under the Plan, a "change in control" is defined to mean any of the following events: (i) when the Company or a Subsidiary (as defined in the Plan) acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than an affiliate of the Company or a Subsidiary or an employee benefit plan established or maintained by the Company, a Subsidiary or any of their respective affiliates, is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities (a "Control Person"),
    (ii) upon the first purchase of the Company's common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company, a Subsidiary or an employee benefit plan established or maintained by the Company, a Subsidiary or any of their respective affiliates), (iii) upon the approval by the Company's stockholders of (A) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation which is approved by at least two-thirds of the Continuing Directors (as hereinafter defined) or the definitive agreement for which provides that at least two-thirds of the directors of the surviving or resulting corporation immediately after the transaction are Continuing Directors (in either case, a "Non-Control Transaction")), (B) a sale or disposition of all or substantially all of the Company's assets or
    (C) a plan of liquidation or dissolution of the Company, (iv) if during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof or, following a Non-Control Transaction, two-thirds of the board of directors of the surviving or resulting corporation; provided that any individual whose election or nomination for election as a member of the Board (or, following a Non-Control Transaction, the board of directors of the surviving or resulting corporation) was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director, or (v) upon a sale of (A) common stock of the Bank if after such sale any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) other than the Company, an employee benefit plan established or maintained by the Company or a Subsidiary, or an affiliate of the Company or a Subsidiary, owns a majority of the Bank's common stock or (B) all or substantially all of the Bank's assets (other than in the ordinary course of business). No person shall be considered a Control Person for purposes of clause (i) above if (A) such person is or becomes the beneficial owner, directly or indirectly, of more than ten percent (10%) but less than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities if the acquisition of all voting securities in excess of ten percent (10%) was approved in advance by a majority of the Continuing Directors then in office or (B) such person acquires in excess of ten percent (10%) of the combined voting power of the Company's then outstanding voting securities in violation of law and by order of a court of competent jurisdiction, settlement or otherwise, disposes or is required to dispose of all securities acquired in violation of law.

    For Mr. Lipkin, this represents awards of 5,500 shares in 1994, 6,531 shares in 1993 and 6,187 shares in 1992. As of December 31, 1994, Mr. Lipkin held an aggregate of 15,055 shares of restricted stock with a value of $406,485. For Mr. Peter Southway, this represents awards of 3,850 shares in 1994, 4,812 shares in 1993 and 4,125 shares in 1992. As of December 31, 1994, Mr. Peter Southway held an aggregate of 11,825 shares of restricted stock with a value of $319,275. For Mr. Pinyuh, this represents awards of 1,100 shares in 1994, 1,375 shares in 1993 and 2,062 shares in 1992. As of December 31, 1994, Mr. Pinyuh held an aggregate of 4,097 shares of restricted stock with a value of $110,619. For Mr. Peter John Southway, this represents awards of 400 shares in 1994, 550 shares in 1993 and 687 shares in 1992. As of December 31, 1994, Mr. Peter John Southway held an aggregate of 2,449 shares of restricted stock with a value of $66,123. For Mr. Farrell, this represents awards of 400 shares in 1994, 550 shares in 1993 and

    687 shares in 1992. As of December 31, 1994, Mr. Farrell held an aggregate of 2,119 shares of restricted stock with a value of $57,213. All values in this footnote are calculated using the stock price on December 31, 1994.

(2) While the Plan permits the awarding of stock appreciation rights ("SARs"), no SARs have been granted since 1989. The amounts listed represent options granted to the Named Officers in the form of qualified incentive stock options or nonqualified stock options (but in either event granted at the fair market value on the date of grant). Upon a "change in control" as defined in the Plan (see footnote 1 above), all options become immediately and fully exercisable for a period of 60 days.

(3) All amounts shown in this column reflect employer contributions to a profit sharing plan and 401(k) plan on behalf of the Named Officer. The profit sharing plan was converted to a 401(k) plan in 1992.

OPTION GRANTS IN 1994

     The following table shows the options granted to Named Officers in 1994, and their potential value at the end of the option term, assuming certain levels of appreciation of the Corporation's common stock. While the Plan permits the Corporation to award stock appreciation rights ("SARs") and the SEC-mandated column headings refer to SARs, the Corporation has not awarded any SARs since 1989.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL
                                                                                          REALIZABLE VALUE
                                                                                          AT ASSUMED ANNUAL
                                   INDIVIDUAL GRANTS                                       RATES OF STOCK
- ---------------------------------------------------------------------------------------         PRICE
                                     (B)              (C)                                 APPRECIATION FOR
                                  NUMBER OF        PERCENT OF       (D)                    OPTION TERM(1)
                                 SECURITIES      TOTAL OPTIONS/   EXERCISE                -----------------
                                 UNDERLYING       SARS GRANTED    OR BASE       (E)
             (A)                OPTIONS/SARS      TO EMPLOYEES     PRICE     EXPIRATION     (F)       (G)
             NAME                GRANTED (#)     IN FISCAL YEAR    ($/SH)       DATE      5% ($)    10% ($)
- ------------------------------  -------------    --------------   --------   ----------   -------   -------
Gerald H. Lipkin..............      16,500(2)         19.3%         26.02     2/15/2004   270,003   684,241
Peter Southway................      11,000(2)         12.8%         26.02     2/15/2004   180,002   456,161
Sam P. Pinyuh.................       5,225(2)          6.1%         26.02     2/15/2004    85,501   216,676
Peter John Southway...........       3,000(2)          3.5%         24.75    11/08/2004    46,695   118,335
Robert Farrell................       1,500(2)          1.8%         24.75    11/08/2004    23,348    59,168

NOTE:

(1) The dollar amounts under these columns are the result of calculations at the 5% and the 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Corporation's stock price. Based upon 28,828,404 common shares outstanding as of December 31, 1994, all shareholders as a group would receive future appreciation of $498,510,766 with 5% growth, and $1,240,516,391 with 10% growth, over a
    10-year period.

(2) These options become exercisable at the rate of 20% per year beginning February 15, 1995 as to Messrs. Lipkin, Southway and Pinyuh and November 8, 1995 as to Peter John Southway and Robert Farrell.

AGGREGATED OPTION EXERCISES IN 1994 AND YEAR-END OPTION VALUES

     The following table shows the options exercised by Named Officers in 1994, the number of options remaining unexercised at year-end, and the value of unexercised in-the-money options at year end.

                       AGGREGATED OPTION/SAR EXERCISES IN
                 LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                              NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS/
                          SHARES ACQUIRED      VALUE       OPTIONS/SARS AT FY-END(#)         SARS AT FY-END($)
          NAME            ON EXERCISE(#)    REALIZED($)    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
- ------------------------  ---------------   -----------   ----------------------------   -------------------------
          (A)                   (B)             (C)                   (D)                           (E)
Gerald H. Lipkin........       7,333          118,084             17,685/50,469               199,479/342,665
Peter Southway..........       8,404          126,339             18,235/38,260               220,004/281,385
Sam P. Pinyuh...........       2,685           44,778             17,086/18,398               222,976/139,455
Peter John Southway.....         110            2,582              12,373/9,353                177,867/59,666
Robert Farrell..........         825           12,787               2,585/7,440                 21,586/48,142

PENSION PLANS

     BANK PENSION PLAN. The Bank maintains a non-contributory, defined benefit pension plan (the "Pension Plan") for all eligible employees. The annual retirement benefit under the Pension Plan is (i) 0.85 of 1% of the employee's average final compensation up to the employee's average social security wage base plus (ii) 1.15% of the employee's average final compensation in excess of the employee's average social security wage base, (iii) multiplied by the years of credited service (to a maximum of 35 years). Employees who were participants in the Pension Plan on December 31, 1988, are entitled to the higher of the foregoing or their accrued benefit as of December 31, 1988 under the terms of the plan then in effect. An employee's "average final compensation" is the employee's highest 5 year average of the employee's annual salary (excluding bonuses, overtime pay and other special pay), i.e., the amount listed as "Salary" in the Summary Compensation Table, subject to an annual compensation limit of $150,000 received during the last 10 years of employment.

     The following table shows the estimated annual retirement benefits from the pension plan, assuming retirement at age 65 and a straight life annuity benefit, for the compensation levels and years of credited service shown. Amounts shown reflect the $150,000 limit on compensation and the $118,800 maximum benefit payable and represent the benefits that could be paid from the qualified trust during 1994. These limits are subject to annual cost of living increases but a recent amendment to the tax law reduced the limit on compensation to $150,000 per year for plan years beginning after 1993. An employee may receive benefits greater than those shown in the table below if (a) his accrued benefit as of December 31, 1988 under the terms of the pre-1989 Plan is higher, (b) his accrued benefit as of December 31, 1993 (based on the compensation limits in effect before 1994) is higher or (c) he is a participant in the Benefit Equalization Plan described below.

                               PENSION PLAN TABLE

                                           YEARS OF SERVICE
                        -------------------------------------------------------
    REMUNERATION          15          20          25          30          35
- --------------------    -------     -------     -------     -------     -------
$ 25,000                $ 3,218     $ 4,291     $ 5,364     $ 6,437     $ 7,510
$ 50,000                $ 7,531     $10,041     $12,552     $15,062     $17,572
$100,000                $16,156     $21,541     $26,927     $32,312     $37,697
$150,000 and higher     $24,781     $33,041     $41,302     $49,562     $57,822

     BENEFIT EQUALIZATION PLAN. Effective January 1, 1989, the Bank adopted a Benefit Equalization Plan which provides retirement benefits in excess of the amounts payable from the Pension Plan for certain highly compensated officers. The benefits are calculated under the Pension Plan formula as it existed on December 31, 1988 (which excludes bonus) but without regard to the compensation caps and other related limits imposed on the Pension Plan. In general, officers of the Corporation who are members of the Pension Plan and who receive annual compensation in excess of the limit on compensation under Section 401(a)(17) of the Internal Revenue Code (which is currently $150,000) and who have completed ten years of continuous service with the Corporation are eligible to participate in the Benefit Equalization Plan. The Personnel and Compensation Committee of the Board of Directors has the authority to determine, in its discretion, which eligible officers will participate in the Benefit Equalization Plan. Effective January 1, 1989, Gerald Lipkin, Peter Southway and Sam Pinyuh became participants in the Benefit Equalization Plan. No other officers presently participate.

     The following table shows the estimated annual retirement benefits from the Benefit Equalization Plan and qualified Pension Plans combined, assuming retirement at age 65 in 1994 and a straight life annuity benefit, for the compensation levels (excluding bonuses and any other forms of additional compensation) and years of credited service shown. The chart is calculated using the average social security wage base and social security benefits in effect during 1994.

   AVERAGE                              YEARS OF CREDITED SERVICE
    FINAL        ------------------------------------------------------------------------
COMPENSATION       15           20           25           30           35           40
- -------------    -------     --------     --------     --------     --------     --------
$150,000         $26,421     $ 35,228     $ 44,036     $ 52,843     $ 61,650     $ 70,456
$200,000         $35,796     $ 47,728     $ 59,661     $ 71,593     $ 83,525     $ 95,456
$250,000         $45,171     $ 60,228     $ 75,286     $ 90,343     $105,400     $120,456
$300,000         $54,546     $ 72,728     $ 90,911     $109,093     $127,275     $145,456
$350,000         $63,921     $ 85,228     $106,536     $127,843     $149,150     $170,456
$400,000         $73,296     $ 97,728     $122,161     $146,593     $171,025     $195,456
$450,000         $82,671     $110,228     $137,786     $165,343     $192,900     $220,456
$500,000         $92,046     $122,728     $153,411     $184,093     $214,775     $245,456

     Gerald Lipkin, Peter Southway, Sam Pinyuh, Peter John Southway and Robert Farrell have approximately 19, 35, 26, 16 and 4 years of credited service, respectively, under the Pension Plan (and with respect to the Benefit Equalization Plan for those officers who participate in it) as of January 1, 1995, and, at age 65, would have 29.1, 40.3, 28.4, 46.1 and 20.5 years of credited service, respectively. (However, the maximum currently is 40 years of credited service.) In 1994 the following persons received the compensation shown below for purposes of determining their retirement benefits under the Pension Plan (and with respect to the Benefit Equalization Plan for those officers who participate in it): Gerald Lipkin $410,000; Peter Southway $368,000; Sam Pinyuh $200,000; Peter John Southway $135,000; and Robert Farrell $135,000. Except as contained in the description of the plan formulas above, the benefits listed in the tables are not subject to any deduction for social security or other offset amounts.

EMPLOYMENT CONTRACTS AND TERMINATION OF
EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     On August 17, 1994, the Corporation and the Bank entered into severance agreements (the "Severance Agreements"), with Gerald Lipkin, Peter Southway and Sam Pinyuh. The Severance Agreements provide that in the event the Executive is terminated without cause, he will be entitled to a lump sum payment equal to 12 months of his annual salary at the time of termination, plus a fraction of the bonus paid to the Executive in the previous year, where such fraction is the number of months of the current year during which the Executive served before being terminated, divided by 12. With respect to Mr. Lipkin, who is younger than the other two executives, his Severance Agreement provides additional payments in the event of his death or disability. In the event of Mr. Lipkin's death, his wife or his estate would be entitled to any bonus accrued in the 60 days prior to his death and 12 months of annual salary, reduced by any pension benefit payable under the Company's defined benefit plan and benefit equalization plan. In the event of a disability, the Company agrees to pay Mr. Lipkin a minimum compensation of $50,000 per year until age 57. Commencing at age 57, the Company agrees to provide a minimum retirement benefit of $150,000 per year to Mr. Lipkin in the form of a joint and two-thirds survivor annuity, which would pay Mr. Lipkin $150,000 per year and Mrs. Lipkin $100,000 per year in the event of Mr. Lipkin's death. Mr. Southway and Mr. Pinyuh do not receive any additional benefits in the event of disability or death. All three executives also receive health and dental benefits through age 65. Under the Severance Agreements, the Executive agrees not to compete with the Corporation and the Bank in New Jersey for a period of two years following termination of employment. The Agreements are for a three year term, but are automatically renewed annually unless the Board of Directors otherwise decides. No severance benefits are payable under the Agreements beyond age 65. These Severance Agreements replaced substantially similar severance agreements dated December 11, 1991.

     As of January 1, 1995, the Corporation and the Bank entered into change-in-control agreements with Gerald Lipkin, Peter Southway and Sam Pinyuh. The change-in-control agreements provide that the covered Executives will be continued in their employment for a three year period following any change-of-control (as defined in the Agreement) or until the Executive dies or reaches age 65, except with respect to Mr. Southway, for whom the age is 67. During such period, the Executive is to receive a base salary, bonus and fringe benefits at least equal to those received prior to the change-in-control. After a change-in-control, the Corporation may terminate the Executive without further compensation only for cause or due to death or permanent disability. If the Executive is terminated without cause, or if he resigns for good reason (generally defined as an adverse change in such Executive's duties or compensation), the Corporation must pay the Executive a lump sum equal to 2.99 times the highest annual compensation, including salary and bonus, paid to the Executive during any calendar year in the three calendar years immediately preceding the change-in-control. The Corporation is also required to continue during the remainder of the three year period the Executive's health, hospitalization and medical insurance as they were provided at the time of termination of employment at the Company's cost. However, in no event may the change-in-control payments and benefits to the Executive exceed the limitations imposed upon parachute payments under the Internal Revenue Code. Under those provisions, the Executive may not, without incurring a penalty, receive parachute payments which equal or exceed three times the Executive's average taxable wage compensation in the five years prior to a change-in-control. These agreements replaced earlier change-in-control agreements for these executives.

     As of January 1, 1995, the Corporation and the Bank also entered into change-in-control agreements with all First Senior Vice Presidents and Senior Vice Presidents who have at least three years of continuous service with the Bank. These agreements are substantially identical to the change-in-control agreements entered into with Messrs. Lipkin, Southway and Pinyuh, except with respect to the lump sum payments. Generally, First Senior Vice Presidents with six years or more of service are entitled to a lump sum payment equal to two years salary plus a pro rata bonus and continuation of medical, dental and life insurance benefits. The lump sum is reduced to one year of base salary and a pro rata bonus for officers with between three years and six years of service. Similarly, Senior Vice Presidents with six years or more of service are entitled to one year of base salary and a pro rata bonus, and the lump sum is six months and a pro rata bonus for Senior Vice Presidents with between three and six years of service. Pursuant to this policy, as of January 1, 1995, the Corporation and the Bank entered into change-in-control agreements with Peter John Southway and Robert Farrell, each of which provide for a lump sum severance payment in the event of a termination of employment without cause or a resignation for good reason in the three-year period after a change-in-control equal to two years of salary, plus pro rata bonus and the continuation of medical, dental and life insurance benefits.

     All change-in-control agreements are for a fixed term of three years, but provide for automatic annual extensions unless the Corporation takes specific action to halt the renewal.

     The Corporation's Long Term Stock Incentive Plan (the "Plan") provides that upon a "change in control" (as defined in the Plan) all restrictions on shares of restricted stock granted under the Plan will lapse and all outstanding options under the Plan will, for a period of 60 days, become immediately and fully exercisable. With respect to all options which have been outstanding for at least six months, the optionee may, during the 60-day period following the change in control, surrender any option (or portion thereof) for a cash payment in respect of each share covered by the option or portion thereof surrendered equal to the excess over the option price of (i) in the case of an incentive stock option, the fair market value of the common stock on the date of surrender or (ii) in the case of a nonqualified option, the highest price at which the common stock traded during the 60-day period preceding the date of the Change in Control.

     Except as indicated above, neither the Corporation nor the Bank has any employment contracts with any of the Named Officers.

DIRECTOR COMPENSATION ARRANGEMENTS

     The Corporation pays its directors a $5,000 annual retainer, plus fees of $250 per board meeting attended, $1,000 for each audit committee meeting and $500 for each other committee meeting attended. Bank directors fees consist of: an annual retainer of $5,000, plus $500 for each meeting of the Board attended, $750 for each executive committee meeting attended and $500 for each other committee meeting attended. Directors of the Corporation and the Bank who are salaried officers do not receive directors fees or retainers. The Chairmen of the Personnel and Compensation Committee, the Audit Committee and the Compliance Committee, currently Messrs. McEntee, Rachesky and Drukker, respectively, each receive an additional retainer of $5,000 per year. Mr. Marcalus, as Vice Chairman of the Personnel and Compensation Committee, receives an additional retainer of $2,500 per year.

     In November 1992, the Corporation instituted a retirement plan for eligible non-employee directors of the Corporation and/or the Bank with a minimum of 10 years of service. The plan provides for benefits which commence after the non-employee director has retired from the Board and reached the age of 65. The benefits terminate in 10 years or earlier upon death of the non-employee director. The annual benefit is a percentage of the annual Bank and Corporation retainer paid to the director at the time of retirement, as follows: 10-14 years of service (50%); 15-19 years of service (75%); 20 or more years of service (100%).

                  PERSONNEL AND COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The following report was prepared by the Personnel and Compensation Committee of the Corporation regarding executive compensation policy and its relation to the Corporation's performance.

COMPENSATION REVIEW PROCESS

     The Personnel and Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of independent outside directors, is responsible for establishing and overseeing policies governing annual and long-term compensation programs for the Named Officers and the other executive officers of the Corporation.

     The Committee uses an independent compensation consulting firm to assist in its deliberations. The Committee has sought the consultant's guidance in maintaining levels of executive compensation that are consistent with banks that are similarly situated in terms of business and labor market competition (the "Peer Group").

     With this outside, independent assistance, the Committee evaluates salaries, annual performance goals, awards under annual incentive plans and administers the Long-Term Stock Incentive Plan.

     When the Committee's actions relate to officers who also are directors, the Board of Directors (exclusive of the officer-directors) reviews the recommendations of the Committee and approves final compensation arrangements.

COMPENSATION STRATEGY

     The objective of the Corporation's executive compensation program is to align compensation with business strategy and, in so doing, to enhance shareholder value through stock price growth and dividends.

     The Committee uses a total compensation approach. Total compensation consists of annual base salary and annual and long-term incentive award opportunities, including bonuses, stock options and restricted stock.

Each year the Committee establishes target levels of total compensation for each executive officer, which levels may be attained (and in some cases exceeded) by the executive officer based on various personal and Corporation performance measures. A significant amount of each executive's total compensation is based on pay-for-performance targets.

     Targets for executive total compensation and for each component of that compensation are determined by the Committee based on numerous factors. In general, the following methodology is used by the Committee:

     First, the independent compensation consulting firm provides the Committee with a statistical analysis of the "expected" compensation of the Corporation's chief executive officer, based on a model of Peer Group compensation relative to asset size and performance. The Peer Group modeling process provides an objective basis to identify those performance measures best related to compensation in the Peer Group companies. These performance measures can vary from year to year based on the statistical results and may include earnings growth, return on assets, return on equity, and/or total return to shareholders (stock price appreciation plus reinvested dividends). The Peer Group is determined jointly by the consulting firm and the Committee based on labor market competition and business competition, and may differ from the group of banking organizations included in the industry group used in the Performance Graph of stock growth and dividend reinvestments shown below. The Corporation's size and annual performance results are factored into the Peer Group model to identify the "expected" compensation for the Corporation's chief executive officer, i.e., the compensation which an objective third party would predict that the Corporation's chief executive officer would receive based solely on the model and statistical analysis.

     Next, the consulting firm reviews published surveys of compensation levels for chief executive officers of organizations in the banking industry. The consulting firm then recommends a range of appropriate compensation for the Chief Executive Officer, using as a midpoint the average of the compensation levels in the surveys and the "expected" compensation levels from the Peer Group analysis for the Chief Executive Officer. The range for total compensation and for each component of compensation is between 80% and 120% of the midpoint. A similar process is undertaken with respect to the other executive officers.

     Finally, the Committee uses the recommended ranges as guidance in setting total compensation and each component of compensation for each executive. Subjective criteria are used by the Committee in determining whether, and by how much, total compensation and its components will differ from the recommended ranges. In 1994, the Committee stayed within the ranges in setting compensation for the Corporation's Chief Executive Officer, Mr. Lipkin. Subjective factors resulted in certain other executive officers' compensation falling outside the recommended ranges.

     Specific compensation program components are discussed below.

BASE SALARY

     Base salary levels are determined each year, in part, by considering the labor market levels of compensation paid to executives of comparable banking organizations. Labor market values are established by the Peer Group modeling process described above and supplemented by the average results of an analysis of published compensation surveys of similar size organizations in the banking industry to reflect broader industry trends.

     The labor market values are used to create salary ranges. Individual executive salaries are determined relative to the ranges on the basis of a subjective assessment of each executive's contribution to the Corporation's success as well as the level of knowledge and experience each executive brings to the job.

ANNUAL INCENTIVE PLAN

     Consistent with the goals of continued financial strength and shareholder value creation for 1994, annual incentive awards were based on a combination of achieving or exceeding corporate objectives for net income growth and return on average equity, and individual performance of participating officers.

     The annual incentive plan has minimum performance requirements, below which no bonuses may be awarded. Targets for return on average equity and net income growth before extraordinary items are determined by the Board each year at the beginning of the annual incentive plan year and reevaluated regularly during the year.

     Actual annual incentive awards are determined through a performance measurement process relative to the Corporation's goals and individual performance objectives. Corporate performance accounts for between 50% and 75% of each participant's target award. Individual performance achievement measures are both objective (e.g., pre-determined goals) and subjective (e.g., Board assessment of the executive's leadership and management of resources).

     Using the methodology described above, the Committee sets target opportunities for the executives. Target opportunities can range up to 60% of base salary. Maximum annual incentive awards (which generally exceed target levels) can range up to 92% of base salary, with Committee discretion to adjust individual awards by plus or minus 20% of the award amount. Thus, actual awards can range from 0% to 115% of an executive's base salary, taking into account Corporation and individual performance and Committee discretion.

LONG-TERM INCENTIVE PLAN

     Long-term incentive awards may be granted in the form of stock options (qualified incentive stock options or non-qualified stock options), stock appreciation rights and/or restricted stock. The purpose of these awards is to align executive long-term compensation opportunities with the realization of stock price growth and dividends for shareholders.

     Using the methodology described above, the Committee determines the number of stock options and restricted stock awards on an annual basis by establishing a range of long-term incentive award opportunities, and a target within that range. The actual size of each executive's award, and the mix between stock options and restricted stock awards, is determined by the Committee with consideration given to the Corporation's performance, competitive practices, and individual performance. Previous stock option and restricted stock awards also may be considered by the Committee in determining the number of stock option and restricted shares to be granted.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER AND OTHER NAMED OFFICERS

     In 1994, Mr. Lipkin was granted a 5.1% salary increase, bringing his base salary level to $410,000. This salary level, which is between the midpoint and the maximum of the salary range recommended by the compensation consulting firm to the Committee, takes into account Mr. Lipkin's contribution to the Corporation's success, the level of knowledge and experience he brings to the job of Chairman and Chief Executive Officer, and the labor market levels of compensation paid to Chief Executive Officers of comparable banking organizations.

     Salary increases for the other Named Officers ranged from 5.0% to 8.0% of their base salaries and reflected their contributions and experience as well as the movement of salaries in competitive labor markets.

     The 1994 base salary levels were determined in accordance with the Corporation's policy as described in "Base Salary" above.

     In 1994, the Corporation's performance exceeded targeted levels and approved goals. Mr. Lipkin contributed to this success by developing the Corporation management team, improving the Corporation's financial strength, and expanding market share. As a result of these contributions, Mr. Lipkin's annual incentive award was 77% of his base salary.

     For the other Named Officers, the 1994 annual incentive awards averaged 36% of their 1994 salaries. Awards ranged from 22% to 65% of individual other named executive salaries, reflecting differences in business unit results and organization level.

     1994 annual incentive awards were determined in accordance with the Corporation's policy as described in "Annual Incentive Plan" above.

     As part of the total compensation program, in 1994 Mr. Lipkin was awarded a qualified incentive stock option for 16,500 shares at $26.02 per share and a restricted stock award of 5,500 shares of the Corporation's common stock at $26.02 per share. All of these shares were granted at the market value on the date of grant. The stock options become exercisable and the restricted stock can be earned at the rate of 20% per year starting with the first anniversary from the date of grant. Mr. Lipkin's opportunity to receive value from these awards is contingent on the growth of the Corporation's stock price and the payment of dividends over the vesting period of the awards.

     During 1994, other Named Officers received qualified incentive stock option grants totaling 20,725 shares at a weighted average grant price of $25.74 per share, and restricted stock awards totaled 5,750 shares at a weighted average price at grant of $25.84 per share. All of these shares were granted at the market value on the date of grant. All of the factors relating to exercise of options and earn-out of restricted stock noted above for Mr. Lipkin apply to these stock awards.

     The long-term incentive awards to executive officers in 1994 were made in accordance with the approach described under "Long-Term Incentive Plan" above. In addition, previous stock options and restricted stock awards were considered in making these awards.

DEDUCTIBILITY OF COMPENSATION

     As part of the 1993 Omnibus Budget Reconciliation Act ("OBRA '93") under
Section 162(m) of the Internal Revenue Code effective for taxable years beginning on or after January 1, 1994, companies are subject to limits on the deductibility of executive compensation. OBRA '93 limits deductible compensation for the active named executive officers to $1 million per year. Certain forms of compensation are exempt from this deductibility limit, primarily performance-based compensation which has been approved by shareholders.

     While the Corporation's annual incentive plan described above consists of performance-based awards, shareholders have not been asked to approve the stated performance goals. Thus, the 1994 annual incentive awards do not meet the requirements for exemption from the deductibility limit.

     The Corporation's stock option awards meet the exemption requirements for performance-based compensation, including the limit on the number of shares that can be awarded to an individual executive in a plan year, and have been approved by shareholders. The Corporation's 1994 restricted stock awards do not meet the requirements for performance-based awards. Awards of stock options and restricted stock made on or prior to February 17, 1993 by the Corporation are under written agreements with executives and are grandfathered as meeting the exemption requirements under IRS transition rules, as long as these awards are not modified.

     Based on its 1994 salaries, annual incentive awards, stock option and restricted stock awards, the Corporation does not expect any of its active named executive officers to exceed the $1 million deductibility threshold during the 1995 taxable year.

     Detailed information related to the compensation of the five executive officers is shown in the compensation tables above.

                 Personnel and Compensation Committee Members:

                          Robert E. McEntee, Chairman
                       Robert L. Marcalus, Vice Chairman
                               Austin C. Drukker
                                  Gerald Korde
                                Robert Rachesky

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return on a hypothetical $100 investment made on January 1, 1990 in: (a) the Corporation's common stock;
(b) the Standard and Poor's ("S&P") 500 Stock Index; and (c) Keefe, Bruyette & Woods (KBW) Eastern Region Index of nine banking organizations, including all money-center and most regional banks. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock and each of the indexes.

         INDEX OF TOTAL RETURNS: VALLEY NATIONAL, S&P 500, KBW EASTERN
                      JANUARY 1, 1990 -- DECEMBER 31, 1994

                                        VALLEY
      MEASUREMENT PERIOD               NATIONAL       KBW EASTERN      S&P 500
    (FISCAL YEAR COVERED)              BANCORP          REGION          INDEX
1/90                                    100.00          100.00          100.00
12/90                                    97.16           57.08          103.82
12/91                                   144.59          109.37          134.92
12/92                                   265.54          155.55          144.96
12/93                                   275.02          162.73          159.13
12/94                                   358.32          143.13          160.68

                PERSONNEL AND COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     All five members of the Personnel and Compensation Committee have engaged in loan transactions with the Bank. Committee members include Messrs. McEntee (Chairman), Marcalus (Vice Chairman), Drukker, Korde and Rachesky. All such loans were made in the ordinary course of business of the Bank. No other relationships required to be reported under the rules promulgated by the SEC exist with respect to members of the Corporation's Personnel and Compensation Committee.

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

     The Bank has made and, assuming continued compliance with generally applicable credit standards, expects to continue to make loans to its directors and executive officers and their associates. All of such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

RECOMMENDATION AND VOTE REQUIRED ON PROPOSAL 1

     Directors will be elected by a plurality of the votes cast at the Annual Meeting, whether in person or by proxy. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINATED SLATE OF DIRECTORS INCLUDED IN PROPOSAL 1.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG Peat Marwick LLP ("Peat Marwick"), independent public accountants, have audited the books and records of the Corporation since 1986. Selection of the Corporation's independent public accountants for the 1995 fiscal year will be made by the Board subsequent to the Annual Meeting.

     Peat Marwick has advised the Corporation that one or more of its representatives will be present at the Annual Meeting of shareholders to make a statement if they so desire and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders which are eligible under the rules of the Securities and Exchange Commission to be included in the Corporation's 1996 proxy material must be received by the Secretary of the Corporation no later than November 1, 1995.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters which may come before the annual meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

     Shareholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it in the enclosed envelope.

                                     By Order of the Board of Directors

                                     Gerald H. Lipkin
                                     Chairman and Chief Executive Officer

Wayne, New Jersey
March 1, 1995

     A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K (EXCEPT EXHIBITS) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED TO ANY SHAREHOLDER ON WRITTEN REQUEST ADDRESSED TO ALAN ESKOW, SENIOR VICE PRESIDENT, VALLEY NATIONAL BANCORP, 1445 VALLEY ROAD, WAYNE, NEW JERSEY 07470.

                                                                       APPENDIX

                            VALLEY NATIONAL BANCORP

                                     PROXY
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            THURSDAY, MARCH 23, 1995

The undersigned hereby appoints THOMAS P. INFUSINO, ROBERT E. McENTEE and RICHARD F. TICE and each of them, as Proxy, each with full power of substitution, to vote all of the stock of VALLEY NATIONAL BANCORP standing in the undersigned's name at the Annual Meeting of Shareholders of VALLEY NATIONAL BANCORP, to be held at the Radisson Hotel, 690 Route 46 East, Fairfield, NJ, on Thursday, March 23, 1995 at 3:00 p.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

This proxy will be voted as specified below. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE 16 NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT.

Shares, if any, held for your account by the trustee for the dividend reinvestment plan will be voted in the same manner as you vote the shares in your name individually.

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                                                                     SEE REVERSE
                                                                         SIDE

/X/  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE
                                FOR the nominees            WITHHOLD
                                 listed (except        AUTHORITY to vote
                                as marked to the        for all nominees
                                contrary below)              listed
1.  Election of 16                    / /                     / /
    Directors


NOMINEES: Andrew B. Abramson, Pamela Bronander, Joseph Coccia, Jr., Austin C. Drukker, Thomas P. Infusino, Gerald Korde, Gerald H. Lipkin, Robert L. Marcalus, Robert E. McEntee, Sam P. Pinyuh, Robert Rachesky, Barnett Rukin, Peter Southway, Richard F. Tice, Leonard Vorcheimer, Joseph L. Vozza.

FOR ALL nominees except:
                        -------------------------------------------------------
(Instructions: To withhold authority to vote for any individual nominee(s) write that nominee's name on the above line.)

2. In their discretion, upon such other matters as may properly come before the meeting.


                     PLEASE DATE, SIGN AND RETURN PROMPTLY.





SIGNATURE(S)____________________________________________ DATE: March______, 1995
(Please sign exactly as your name appears. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such.
If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature. If the shares are held in joint name, all joint owners should sign.)